Exhibit 99.1

KINGSWAY ANNOUNCES FOURTH QUARTER AND YEAR-END 2016 RESULTS

Toronto, Ontario (March 8, 2017) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the fourth quarter and year ended December 31, 2016. All amounts are in U.S. dollars unless indicated otherwise.

The Company reported net loss attributable to common shareholders of $8.8 million, or $0.43 per diluted share, in the fourth quarter of 2016. Significant events during the quarter included the following:

•	Insurance Underwriting segment incurred net unfavorable development of $7.6 million related to accident years 2015 and prior.

•	The increase in the fair value of the Company’s trust preferred debt resulted in a $4.8 million loss.

•	Net investment income of $6.2 million included $4.7 million of income related to the Company’s investment in 1347 Investors LLC, which owns securities in Limbach Holdings, Inc.

•	Completion of the fair value analysis related to the Company’s acquisition of CMC resulted in $0.3 million of net income.

Management Comments
Larry G. Swets, Jr., President and Chief Executive Officer, stated, “Our fourth quarter earnings were affected meaningfully by the four significant events noted above. One of those events related to historical performance in our non-standard automobile business unit. We announced in July that Steve Harrison had joined our insurance management team as an executive vice president. In August, we promoted Steve to President of our insurance operations. Throughout the year, Steve and his team have launched a number of initiatives intended to improve the operating performance of our insurance operations, particularly with respect to strengthening the management of our Claim Department. We have been aggressively increasing premium rates throughout the second half of 2016 and into 2017 and are actively pursuing initiatives related to increasing policy fee income, reducing bad debt expense, outsourcing the first notice of loss function, outsourcing much of the salvage and subrogation function and entering into an agreement with an outside vendor to migrate to a new policy administration and claim-handling operating platform sometime in 2017. While we are not happy to have to report adverse development on old accident years, we are optimistic about the direction Steve is taking the insurance operations and the potential positive impact to our segment operating income from the implementation of these initiatives. During the quarter, we recorded unfavorable development of approximately $9.1 million related to accident years 2015 and prior in our continuing operations while we recorded favorable development of approximately $1.5 million related to our continuing run-offs of Kingsway Amigo Insurance Company and Mendakota Casualty Company.”

Mr. Swets continued, “We also reported a loss of $4.8 million during the quarter related to the increase in the fair value of our $90.5 million principal value of trust preferred debt, maturing from 2032 through 2034, as a result of increases in LIBOR and changes in the estimate of Kingsway’s implied credit spread as developed by a third party.

“We are pleased to report another significant gain, related to our investment in 1347 Investors LLC, as a result of the previously announced business combination between 1347 Capital Corp. and Limbach Holdings LLC. We reported $6.2 million of net investment income during the quarter, $4.7 million of which relates to our investment exposure to Limbach by virtue of our interest in 1347 Investors. We are extremely satisfied with this investment which we initiated in July of 2014. Since the combination between 1347 Capital Corp. and Limbach closed this past July, Kingsway has recorded an $8.8 million increase in its shareholders’ equity as a result of this investment.”

Mr. Swets concluded, “We have completed the fair value analysis of our acquisition of CMC for purposes of recording the assets and liabilities acquired. The completion of the CMC exercise has resulted in some reallocation of previously reported results between Leased Real Estate segment operating earnings and amortization expense, which is reported separately from segment results. As a result, we are reporting a loss of $0.1 million during the fourth quarter for the Leased Real Estate segment, which includes CMC, but we are separately reversing $0.4 million of amortization expense previously recorded during the third quarter. As a result, CMC contributed $0.3 million to our net income during the fourth quarter and $0.6 million to our net income since the time of the acquisition in July. CMC represents an opportunity to create long-term value over the next 17 years. We encourage you to read our 2016 Form 10-K once it is filed for more information about each of these events.”

Exhibit 99.1

Operating Results
The Company reported net loss attributable to common shareholders of $8.8 million, or $0.43 per diluted share, in the fourth quarter of 2016, compared to net loss attributable to common shareholders of $2.3 million, or $0.12 per diluted share, in the fourth quarter of 2015.

For the year ended December 31, 2016, Kingsway reported net loss attributable to common shareholders of $9.5 million, or $0.48 per diluted share, compared to net income attributable to common shareholders of $0.8 million, or $0.04 per diluted share, in the prior year period.

Following are highlights of Kingsway’s fourth quarter 2016 results. Operating loss reflects the Company’s core operating activities, including its reportable segments, passive investment portfolio, merchant banking activities and corporate operating expenses.

•	Operating loss was $2.6 million for the fourth quarter of 2016 compared to operating loss of $0.9 million for the fourth quarter of 2015.

◦	Insurance Underwriting segment operating loss was $8.0 million for the fourth quarter of 2016 compared to $0.8 million for the fourth quarter of 2015.

◦	Insurance Services segment operating income was $0.9 million for the fourth quarter of 2016 compared to segment operating loss of $0.2 million for the fourth quarter of 2015.

◦	Operating loss attributable to the Leased Real Estate segment was $0.1 million for the fourth quarter of 2016 compared to zero for the fourth quarter of 2015.

◦	Net investment income of $6.2 million was reported for the fourth quarter of 2016 compared to $0.3 million for the fourth quarter of 2015.

◦	Net realized gains of $0.4 million were reported for the fourth quarter of 2016 compared to $1.1 million for the fourth quarter of 2015.

◦	Other operating income and expense was a net expense of $2.0 million for the fourth quarter of 2016 compared to $1.3 million for the fourth quarter of 2015.

•	Adjusted operating loss was $1.1 million for the fourth quarter of 2016 compared to $0.2 million for the fourth quarter of 2015.

•
Book value decreased to $2.19 per share at December 31, 2016 from $2.22 per share at December 31, 2015, and increased from $2.15 per share at September 30, 2016. The Company also carries a valuation allowance, in the amount of $10.95 per share at December 31, 2016, against the deferred tax asset, primarily related to its loss carryforwards.

Management Change
Kingsway is also taking this opportunity to announce that John T. Fitzgerald, currently Executive Vice President, will become President and Chief Operating Officer. Larry G. Swets, Jr., currently Kingsway’s President and Chief Executive Officer, will remain as the Company’s Chief Executive Officer. Mr. Swets stated, “We have been impressed with JT since he joined us last April. We are pleased with the turnaround of the Insurance Services segment, which reported segment operating income for the second consecutive quarter since we announced in July that we had restructured the segment with the appointment of JT to lead our Company’s warranty businesses. We expect continued evidence of profitable growth from this segment during 2017. Recently, JT has also assumed responsibility for supervising our non-standard automobile business unit. It gives me great pleasure to recognize JT’s contributions to our Company with this promotion.”

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Exhibit 99.1

Consolidated Statements of Operations
(in thousands, except per share data)

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Revenues:	(unaudited)		(unaudited)
Net premiums earned	$33,419	$29,006	$127,608	$117,433
Service fee and commission income	7,186	5,536	24,232	22,966
Rental Income	2,993	—	5,419	—
Net investment income	6,164	286	8,200	2,918
Net realized gains	418	1,061	360	1,197
Other-than-temporary impairment loss	(157)	—	(157)	(10)
Other income	2,765	2,288	10,968	15,462
Total revenues	52,788	38,177	176,630	159,966
Operating expenses:
Loss and loss adjustment expenses	34,470	23,758	109,609	92,812
Commissions and premium taxes	6,933	5,574	24,562	22,773
Cost of services sold	1,269	915	4,193	4,044
General and administrative expenses	11,303	10,012	41,629	41,760
Leased real estate segment interest expense	1,579	—	2,899	—
Amortization of intangible assets	(139)	307	1,242	1,244
Contingent consideration benefit	—	(1,503)	(657)	(1,139)
Total operating expenses	55,415	39,063	183,477	161,494
Operating loss	(2,627)	(886)	(6,847)	(1,528)
Other (revenues) expenses, net:
Interest expense not allocated to segments	1,167	1,225	4,496	5,278
Foreign exchange losses, net	1	5	15	1,215
Loss (gain) on change in fair value of debt	4,845	33	3,721	(1,458)
(Gain) loss on deconsolidation of subsidiaries	—	—	(5,643)	4,420
Equity in net loss (income) of investees	13	(60)	1,017	339
Total other expenses, net	6,026	1,203	3,606	9,794
Loss from continuing operations before income tax expense	(8,653)	(2,089)	(10,453)	(11,322)
Income tax expense	88	14	195	93
Loss from continuing operations	(8,741)	(2,103)	(10,648)	(11,415)
(Loss) income from discontinued operations, net of taxes	—	(9)	—	1,417
Gain on disposal of discontinued operations, net of taxes	131	8	1,255	11,267
Net (loss) income	(8,610)	(2,104)	(9,393)	1,269
Less: net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	71	88	(281)	162
Less: dividends on preferred stock	124	83	398	329
Net (loss) income attributable to common shareholders	$(8,805)	$(2,275)	$(9,510)	$778
Loss per share - continuing operations:
Basic:	$(0.43)	$(0.12)	$(0.54)	$(0.60)
Diluted:	$(0.43)	$(0.12)	$(0.54)	$(0.60)
Earnings per share - discontinued operations:
Basic:	$0.01	$—	$0.06	$0.64
Diluted:	$0.01	$—	$0.06	$0.64
(Loss) earnings per share – net (loss) income attributable to common shareholders:
Basic:	$(0.43)	$(0.12)	$(0.48)	$0.04
Diluted:	$(0.43)	$(0.12)	$(0.48)	$0.04
Weighted average shares outstanding (in ‘000s):
Basic:	20,633	19,710	20,003	19,710
Diluted:	20,633	19,710	20,003	19,710

Exhibit 99.1

Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2016	December 31, 2015

Assets
Investments:
Fixed maturities, at fair value (amortized cost of $62,136 and $55,606, respectively)	$61,764	$55,559
Equity investments, at fair value (cost of $19,099 and $26,428, respectively)	23,230	27,559
Limited liability investments	22,974	20,141
Limited liability investment, at fair value	10,700	—
Other investments, at cost which approximates fair value	7,975	4,077
Short-term investments, at cost which approximates fair value	401	400
Total investments	127,044	107,736
Cash and cash equivalents	36,475	51,701
Investments in investees	3,116	1,772
Accrued investment income	790	594
Premiums receivable, net of allowance for doubtful accounts of $115 and $165, respectively	31,564	27,090
Service fee receivable, net of allowance for doubtful accounts of $274 and $276, respectively	1,320	911
Other receivables, net of allowance for doubtful accounts of $806 and $806, respectively	4,692	3,789
Reinsurance recoverable	784	1,422
Deferred acquisition costs, net	13,609	12,143
Income taxes recoverable	—	61
Property and equipment, net of accumulated depreciation of $10,603 and $12,537, respectively	116,961	5,577
Goodwill	19,424	10,078
Intangible assets, net of accumulated amortization of $7,181 and $6,009, respectively	89,017	14,736
Other assets	4,588	3,412
Total Assets	$449,384	$241,022
Liabilities and Shareholders' Equity

Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$53,795	$55,471
Vehicle service agreements	2,915	2,975
Total unpaid loss and loss adjustment expenses	56,710	58,446
Unearned premiums	40,176	35,234
Reinsurance payable	100	145
Note payable	190,074	—
Subordinated debt, at fair value	43,619	39,898
Deferred income tax liability	6,998	2,924
Deferred service fees	35,822	34,319
Income taxes payable	2,051	—
Accrued expenses and other liabilities	20,487	19,959
Total Liabilities	396,037	190,925

Class A preferred stock, no par value; unlimited number authorized; 262,876 and 262,876 issued and outstanding at December 31, 2016 and December 31, 2015, respectively; redemption amount of $6,572	6,427	6,394

Shareholders' Equity:
Common stock, no par value; unlimited number authorized; 21,458,190 and 19,709,706 issued and outstanding at December 31, 2016 and December 31, 2015, respectively	—	—
Additional paid-in capital	353,882	341,646
Accumulated deficit	(307,583)	(297,209)
Accumulated other comprehensive loss	(208)	(2,486)
Shareholders' equity attributable to common shareholders	46,091	41,951
Noncontrolling interests in consolidated subsidiaries	829	1,752
Total Shareholders' Equity	46,920	43,703
Total Liabilities and Shareholders' Equity	$449,384	$241,022

Exhibit 99.1

Non-U.S. GAAP Financial Measures
Segment Operating Loss

Segment operating loss represents one measure of the pretax profitability of Kingsway’s segments and is derived by subtracting direct segment expenses from direct segment revenues. Please refer to the section entitled “Non-U.S. GAAP Financial Measures” in the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for a detailed description of this non-U.S. GAAP measure.

Adjusted Operating (Loss) Income

Adjusted operating (loss) income represents another measure used by the Company to assess the profitability of the Company’s segments, its passive investment portfolio and its merchant banking activities. Adjusted operating (loss) income is comprised of segment operating loss as well as net investment income, net realized gains, other-than-temporary impairment loss, equity in net (loss) income of investees and net revenues of 1347 Advisors. A reconciliation of segment operating loss and adjusted operating (loss) income to net (loss) income for the three months and years ended December 31, 2016 and 2015 is presented below:

(in thousands)	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Segment operating loss	$(7,228)	$(928)	$(7,069)	$(1,775)
Net investment income	6,164	286	8,200	2,918
Net realized gains	418	1,061	360	1,197
Other-than-temporary impairment loss	(157)	—	(157)	(10)
Equity in net (loss) income of investees	(13)	60	(1,017)	(339)
Revenues of 1347 Advisors, net of related outside professional and advisory expenses	(280)	(639)	(825)	5,167
Adjusted operating (loss) income	(1,096)	(160)	(508)	7,158
Equity in net loss (income) of investees	13	(60)	1,017	339
Corporate operating expenses and other (1)	(1,683)	(1,862)	(6,771)	(8,920)
Amortization of intangible assets	139	(307)	(1,242)	(1,244)
Contingent consideration benefit	—	1,503	657	1,139
Operating loss	(2,627)	(886)	(6,847)	(1,528)
Equity in net (loss) income of investees	(13)	60	(1,017)	(339)
Interest expense not allocated to segments	(1,167)	(1,225)	(4,496)	(5,278)
Foreign exchange losses, net	(1)	(5)	(15)	(1,215)
(Loss) gain on change in fair value of debt	(4,845)	(33)	(3,721)	1,458
Gain (loss) on deconsolidation of subsidiaries	—	—	5,643	(4,420)
Loss from continuing operations before income tax expense	(8,653)	(2,089)	(10,453)	(11,322)
Income tax expense	(88)	(14)	(195)	(93)
Loss from continuing operations	(8,741)	(2,103)	(10,648)	(11,415)
(Loss) income from discontinued operations, net of taxes	—	(9)	—	1,417
Gain on disposal of discontinued operations, net of taxes	131	8	1,255	11,267
Net (loss) income	$(8,610)	$(2,104)	$(9,393)	$1,269

(1)	Corporate operating expenses and other includes corporate operating expenses, stock-based compensation expense and non-cash expenses related to the consolidation of KLROC Trust.

Exhibit 99.1

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2015 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2015 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.

For a current review of the Company and a discussion of its plan to create and sustain long-term shareholder value, management invites you to review its Annual Letter to Shareholders, which may be accessed at the Company’s website or directly at http://bit.ly/kfs2015.